Exhibit 99.1

Execution Version

Stalking Horse Stock Purchase Term Sheet

This term sheet (this “Stalking Horse Term Sheet”) sets forth the principal terms of a proposed equity sale transaction (the “Sale”) between the parties described herein. Consummation of the Sale is subject to (i) final definitive documentation to be negotiated in good faith between the parties, (ii) the satisfaction or waiver of the Closing Conditions set forth below, and (iii) authorization and approval by the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). This Stalking Horse Term Sheet is solely for discussion purposes and does not purport to summarize all of the terms, conditions, covenants, representations, warranties and other provisions which would be contained in the definitive documentation for the transactions described herein.

Seller	Sorrento Therapeutics, Inc. (“Seller”)
Purchaser	Oramed Pharmaceuticals Inc. (“Purchaser”)
Company	Scilex Holding Company (together with its subsidiaries, the “Company”)
Transaction Form

The Sale will be structured through a section 363 sale in Seller’s chapter 11 bankruptcy proceedings (the “Chapter 11 Case”) commenced by the Seller under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the Bankruptcy Court.

DIP Financing; Purchase Price

Subject to the entry of the Stalking Horse Protections Order, Purchaser will provide debtor-in-possession financing to facilitate the Sale and to refinance the Senior Secured Superpriority Postpetition Financing of $82 million original principal amount (the “Existing DIP Facility”), on terms substantially similar to the Existing DIP Facility approved pursuant to the order at ECF No. 324, in the principal amount of up to $100 million (the “Replacement DIP Facility”).

The consideration for the Purchased Securities shall be $105 million (the “Purchase Price”), which shall consist of (i) a credit bid on a dollar-for-dollar basis in respect of the full amount of outstanding obligations as of the Closing Date (to be defined in the Stalking Horse SPA) under the Replacement DIP Facility, and (ii) the remaining balance to be paid in cash to the Seller.

Purchased Securities

The “Purchased Securities” shall consist of: (i) 59,726,737 shares of common stock of the Company; (ii) 29,057,096 shares of Series A preferred stock of the Company, which shares of Series A preferred stock of the Company constitute one fewer than all of the issued and outstanding preferred stock of the Company; and (iii) warrants exercisable for 1,386,617 shares of common stock of the Company in respect of Public Warrants, and warrants exercisable for 3,104,000 shares of common stock of the Company in respect of Private Placement Warrants (each as defined in the latest publicly filed Annual Report on Form 10-K of the Company)).

The 59,726,737 shares of common stock of the Company referred to above and the Option Shares (as defined below) constitute all the shares of common stock of the Company owned by Seller.

Notwithstanding anything to the contrary in this Stalking Horse Term Sheet, the amount of Purchased Securities, Option Shares and dollar amounts per share shall be appropriately adjusted in the event of any stock split, dividend, stock combination, reclassification or similar transaction occurring prior to the Closing Date.

Option Securities

In the Stalking Horse SPA (as defined below) Seller will grant to the Purchaser a call option to purchase all or part of the 2,259,058 shares of common stock of the Company which Seller is currently holding in abeyance on behalf of certain warrantholders of Seller (the “Option Shares”). Such option will be exercisable for a period of 30 days after Seller notifies Purchaser that Seller no longer holds all or part of such Option Shares in abeyance and can freely transfer such Option Shares to Purchaser. The exercise price per Option Share payable by Purchaser in connection with the exercise of such option shall be $1.13 per Option Share.

Exit Financing	Purchaser has engaged H.C. Wainwright & Co. as financial and capital markets advisor to advise the Purchaser in the Sale and to assist in structuring and arranging financing for Seller’s post-emergence business, on a best efforts basis, in the form of senior secured convertible debt and/or additional securities in the amount of approximately $115 million (the “Exit Financing”). Seller, Company and Purchaser will consent to the roll over by the Company of its Junior Secured Superpriority Postpetition Financing to Seller in connection with the Exit Financing (subject to any fiduciary duty or other limitations under applicable law).

Closing Conditions

The closing of the Sale shall be subject to the following conditions (the “Closing Conditions”) that shall be set forth in the Stock Purchase Agreement to be finalized between the parties (the “Stalking Horse SPA”):

(i)	the representations and warranties of Seller and Purchaser contained in the Stalking Horse SPA (disregarding for these purposes any exception in such representations and warranties relating to materiality or a Material Adverse Effect) shall be true and correct in all material respects as of the date of the Stalking Horse SPA and on and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except for those representations and warranties which address matters only as of an earlier date in which case such representation or warranty shall have been true and correct as of such earlier date);
(ii)	Seller and Purchaser shall have performed and complied in all material respects with all agreements and covenants contained in the Stalking Horse SPA which are required to be performed or complied with prior to or on the Closing Date;
(iii)	Seller and Purchaser shall have each furnished a certificate signed by an authorized representative, in his or her capacity as such and not in his or her individual capacity, and dated as of the Closing Date, to the effect that the conditions set forth in clauses (i) and (ii) above have been satisfied in respect of such party;
(iv)	Seller shall have delivered a stock transfer power of attorney duly executed by Seller and any other instruments of transfer necessary to effect the Sale;
(v)	no temporary restraining order, preliminary or permanent injunction or other order issued by any governmental authority preventing consummation of the Sale shall be in effect;
(vi)	no law shall be in effect which prohibits the transactions contemplated by the Sale;
(vii)	no Event of Default shall have occurred under the Replacement DIP Facility or the order of the Bankruptcy Court approving the Replacement DIP Facility (the “DIP Order”);
(viii)	no “change in control” provision or other adverse effect shall have been triggered under any material contracts of the Company filed by the Company pursuant to Exhibit 10, as specified in Regulation S-K Item 601(b)(10), with its annual report on Form 10-K for the fiscal year ended December 31, 2022, or any subsequent current report on Form 8-K or any quarterly report on Form 10-Q filed prior to the date hereof, with the SEC, to which the Company is a party (a “Material Contract”) as a result of the Sale or the transactions contemplated hereby, other than in respect of the Yorkville convertible debenture or any publicly filed equity plans of the Company;

(ix)	no Material Adverse Effect (to be defined in the Stalking Horse SPA) or Trigger Event (as defined in the Restated Certificate of Incorporation of the Company) shall have occurred;
(x)	the Bankruptcy Court shall have entered the Sale Order, which shall be a final order reasonably satisfactory to Seller and Purchaser;
(xi)	all HSR filing and waiting periods applicable to the Sale shall have expired or been terminated;
(xii)	all other governmental and regulatory approvals, if any, shall have been obtained;
(xiii)	the Purchaser and the Company shall have entered into a new Registration Rights Agreement that provides to Purchaser the same piggyback and demand registration rights as those currently provided to Seller by the Company pursuant to that certain Amended and Restated Registration Rights Agreement dated as of November 10, 2022, among the Company, Seller and others;
(xiv)	prior to the occurrence of a Trigger Event, the Company’s board of directors shall have approved, declared advisable and submitted to Seller, in its capacity as a stockholder of the Company, for adoption thereby, an amended and restated certificate of incorporation (the “Revised COI”) and shall have approved, subject to the effectiveness of the Revised COI, amended and restated bylaws of the Company (the “Revised By-Laws”), which Revised COI and Revised By-laws shall make all substantive changes as are necessary to change all references to Seller to references to Purchaser;
(xv)	prior to the occurrence of a Trigger Event, the Seller shall have adopted the Revised COI in its capacity as stockholder of the Company, it being understood that the filing and effectiveness thereof will be subject only to expiry of the period set forth in 17 CFR 240.14c-2(b);
(xvi)	Seller shall have granted Purchaser an irrevocable proxy and call option (with an exercise price of $1) over the Remaining Preferred Share (or shall have deposited the Remaining Preferred Share in a voting trust and named Purchaser as the trustee of such trust), and all the rights of the Seller and/or the Remaining Preferred Share under that certain Stockholder Agreement, dated as of September 12, 2022 (the “Stockholder Agreement”), between the Company and Seller, shall be assigned to and vested in the Purchaser, in form and substance reasonably acceptable to Purchaser;

(xvii)	the Board of Directors of the Company shall have approved the Sale and shall have taken all action necessary to render inapplicable to Purchaser any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar law, rule or regulation, or any similar anti-takeover provision under the Company’s organizational documents;
(xviii)	the Company shall not have a rights plan, “poison pill” or other comparable agreement that has the effect of preventing the Sale or preventing or materially interfering with Purchaser’s ability to exercise any of its rights provided for in the Stockholder Agreement, the Revised Charter or the Revised By-Laws; and
(xix)	the Purchased Securities shall represent at least a majority in voting power of the outstanding shares of capital stock of the Company entitled to vote generally in an election of directors (not including any shares of capital stock issuable upon exercise of any options, warrants or other rights to purchase stock or upon the conversion or exchange of any securities convertible into stock).

Representations & Warranties

Seller will provide customary representations and warranties in the context of a section 363 sale of equity of a non-wholly owned, publicly traded U.S. corporation in which a seller has the right to appoint all the directors of such publicly traded U.S. corporation to be set forth in the Stalking Horse SPA (including certain representations and warranties relating to the business and operations of the Company), it being understood that such representations and warranties shall not survive the Closing Date. Those representations and warranties that relate to the business and operations of the Company shall be either (a) limited to the actual knowledge of Seller’s Chief Restructuring Officer, without the need for further inquiry, or (b) qualified by Material Adverse Effect.

The representations and warranties in the Stalking Horse SPA shall include, without limitation: (i) capitalization, (ii) title to Purchased Securities, (iii) no Material Contracts or other arrangements relating to the Company’s business shall be subject to termination or adverse change in the terms thereof as a result of the Sale, (iv) pending and threatened legal proceedings, (v) compliance with laws (including SEC, Nasdaq, and other applicable regulations), (vi) absence of certain developments, (vii) financial statements, (viii) intellectual property, (ix) data privacy, (x) benefit plans, (xi) health care regulatory matters, (xii) affiliated transactions, and (xiii) taxes

Purchaser will provide customary representations, including, without limitation, investment representations and a customary “big boy” representation, it being understood that such representations and warranties shall not survive the Closing Date.

Covenants

Seller will make customary and other negative and interim operating covenants regarding the Purchased Securities and the exercise of its rights with respect thereto. Seller and Purchaser will make customary covenants in the context of transactions of this nature concerning: (i) commercially reasonable efforts to provide Purchaser access to the Company’s financial and operating data, and access to the personnel, facilities, books, contracts and records of the Company prior to the closing of the Sale; (ii) reasonable efforts to obtain approval of the Sale Motion and other case management undertakings, (iii) commercially reasonable efforts to obtain the necessary consents and authorizations to consummate the Sale transactions (including HSR approvals) and to prepare any necessary SEC filings in respect thereof, (iv) notice of certain events impacting the parties’ ability to consummate the Sale, (v) restrictions on Seller’s post-closing use of Company names or marks, (v) tax matters, and (vi) the continuation (as requested by Purchaser) of certain services currently provided by Seller to the Company for a period following the Closing, not to exceed 90 days, on the same terms and conditions (including cost) as is currently provided. Seller will be required to make covenants in respect of the conduct of the Company’s business to the extent such conduct is within Seller’s control.

In addition, promptly after the execution of the Stalking Horse SPA, Seller shall use its reasonable best efforts to cause the Company to take such actions as are reasonably necessary to cause satisfaction of the Closing Conditions.

Termination Rights	The following termination rights will be set forth in the Stalking Horse SPA:

(i)	by the mutual written consent of Seller and Purchaser;
(ii)	by Seller or Purchaser if the other party fails to comply in any material respect with any of its covenants or agreements, or breaches its representations and warranties in any material respect, and such failure or breach is not capable of being cured or, if capable of being cured, is not cured within ten (10) business days of the receipt of written notice of such failure or breach from the non-breaching party;
(iii)	by the Seller or the Purchaser if a court of competent jurisdiction or other governmental authority shall have issued a final, non-appealable order, decree or ruling or taken any other action, which permanently restrains, enjoins or otherwise prohibits the Sale;
(iv)	by the Purchaser if the Stalking Horse Protections Order (as defined below) has not been entered by the Bankruptcy Court by August 8, 2023;
(v)	by the Purchaser if (i) the auction has not commenced on or before August 14, 2023, or (ii) the Sale Order (as defined below) has not been entered by the Bankruptcy Court by August 17, 2023;
(vi)	automatically if the Seller agrees to, closes or consummates an Alternative Transaction (being a sale of any portion of the Purchased Securities to a party other than Purchaser or its affiliate(s));
(vii)	automatically if the Seller (i) withdraws, or seeks to withdraw, the Sale Motion, or (ii) announces or files a chapter 11 plan or other transaction, or seeks to file a chapter 11 plan or other transaction, contemplating reorganization or sale of the Purchased Securities that does not comply with the terms and conditions of the Stalking Horse SPA;
(viii)	by the Purchaser if, as a result of an Order of the Bankruptcy Court, the Chapter 11 Case is converted to chapter 7 and a chapter 7 trustee is appointed with respect to Seller;
(ix)	by the Seller or the Purchaser if the Closing Date has not occurred by 5:00 p.m. ET on September 30, 2023, unless the party seeking termination is in breach of any of its representations, warranties, covenants or agreements contained herein or in the Bid Procedures Order, the Stalking Horse Protections Order, or the Sale Order; or
(x)	by Purchaser, if for any reason Seller materially breaches the Replacement DIP Facility (subject to any applicable cure or grace periods thereunder) or Purchaser is unable, pursuant to Bankruptcy Code section 363(k), to credit bid in payment of all or any portion of the Replacement DIP Facility;

Tax Treatment	Seller and Purchaser acknowledge that time is of the essence and agree to cooperate in good faith to explore a structure for the Sale that is tax efficient for both Seller and Purchaser.
Definitive Documents

The Purchased Securities shall be sold and transferred to Purchaser free and clear of all liens, claims, interests, encumbrances and liabilities in accordance with the terms of the Stalking Horse SPA (other than such liens, claims, interests, encumbrances and liabilities that exist pursuant to applicable securities laws). The Stalking Horse SPA and such other definitive documents for the acquisition of the Purchased Securities as the Seller and Purchaser mutually agree upon (collectively, the “Definitive Documents”) shall memorialize this Stalking Horse Term Sheet and contain such representations, warranties, covenants, and other terms as set forth herein and as otherwise acceptable to the Seller and Purchaser.

The signing of the Definitive Documents will be subject to, among other things, the negotiation by the Seller and Purchaser of acceptable terms and conditions for the Definitive Documents. Seller and Purchaser shall use reasonable best efforts to negotiate in good faith and execute the Definitive Documents in accordance with this Stalking Horse Term Sheet. In the event of any inconsistency between this Stalking Horse Term Sheet and any Definitive Documents, the Definitive Documents shall govern.

Sources of Financing

As of the signing of the Definitive Documents and as of the Closing Date, Purchaser will be capitalized with sufficient debt and equity capital to fund the cash portion of the Purchase Price. The proposed transaction will not be subject to a financing contingency.

No Assumption of Liabilities	For the avoidance of doubt, Purchaser will not assume any of the liabilities, accounts payable, notes payable, expenses or other obligations of Seller or its affiliates.
Timing	Seller shall:

(i)	obtain an order (the “Stalking Horse Protections Order”) of the Bankruptcy Court approving the Stalking Horse Protections (as defined below) no later than August 8, 2023;
(ii)	negotiate with Purchaser to finalize the Stalking Horse SPA, to be executed by Purchaser not later than August 8, 2023;
(iii)	conduct an auction for the Purchased Securities which shall commence not later than August 14, 2023;
(iv)	obtain an order (the “Sale Order”) of the Bankruptcy Court, satisfactory to Purchaser, approving the sale of the Purchased Securities pursuant to the Stalking Horse SPA no later than August 17, 2023; and
(v)	consummate the sale of the Purchased Securities pursuant to the Stalking Horse SPA by or before September 15, 2023.

Break-Up Fee and Expense Reimbursement

The Stalking Horse SPA shall provide for payment of a break-up fee of 3.25% of the Purchase Price, plus reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses incurred by outside counsel to the Purchaser (which costs and expenses shall be subject to a cap of $1,000,000) in connection with the negotiation, execution and delivery of this Stalking Horse Term Sheet, the Definitive Documents, the transactions contemplated hereby and thereby and Purchaser’s representation in Seller’s bankruptcy case and which are not otherwise reimbursed or paid pursuant to the terms of the Replacement DIP Facility, each of which shall be treated as an allowed superiority administrative expense claim in the Seller’s bankruptcy case pursuant to Section 503(b)(1) and 507(a)(2) of the Bankruptcy Code, to be payable to Purchaser within one business day following the closing of a sale of any of the Purchased Securities to a party other than Purchaser or its affiliate(s) in one or more transactions (collectively, the “Stalking Horse Protections”). Upon entry of the Stalking Horse Protections Order, the Stalking Horse Protections shall be binding upon and enforceable against Seller.

Seller also shall provide, pursuant to the Bid Procedures Order, that the minimum overbid at the auction shall be no less than $1,000,000.00.

Costs

Except with respect to the break-up fee, the expense reimbursement, and as otherwise provided in the Replacement DIP Facility, each as described above, Seller and Purchaser shall each bear their respective costs and expenses in connection with this Stalking Horse Term Sheet, the Replacement DIP Facility, the Definitive Documents and the transactions contemplated hereby and thereby.

Governing Law	The Definitive Documents will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. All actions and proceedings arising out of or relating to the Definitive Documents and the transactions contemplated thereby will be heard and determined exclusively in the Bankruptcy Court, and Seller and Purchaser irrevocably submit to the exclusive jurisdiction of such court in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding; provided, however, that, if the Chapter 11 Case is closed, any action, claim, suit or proceeding arising out of, based upon, or relating to the Definitive Documents or the transactions contemplated thereby will be heard and determined exclusively in any state or federal court location in the Southern District of New York. Each Party agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

This Stalking Horse Term Sheet supersedes all other writings and oral statements in respect of the subject matter hereof.

This Stalking Horse Term Sheet does not constitute, and is not intended to constitute, an offer or a legally binding obligation of or promise by either Seller or Purchaser to enter into a transaction or negotiate the terms of any transaction, and no legally binding obligations will be created, implied or inferred by this document with the exception of this paragraph and the section above titled “Costs”.

[Signature Page Follows]

The undersigned have executed and delivered this Stalking Horse Term Sheet as of August 4, 2023.

Seller:

SORRENTO THERAPEUTICS, INC.

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chief Restructuring Officer

Purchaser:

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name: Nadav Kidron
Title: Chief Executive Officer

[Signature Page to Stalking Horse Term Sheet]